Exhibit 10.2 HUNTINGTON INGALLS INDUSTRIES, INC. TERMS AND CONDITIONS APPLICABLE TO 20_ RESTRICTED PERFORMANCE STOCK RIGHTS GRANTED UNDER THE 2022 LONG-TERM INCENTIVE STOCK PLAN ("PLAN") These Terms and Conditions ("Terms") apply to certain "Restricted Performance Stock Rights" ("RPSRs") granted by Huntington Ingalls Industries, Inc. (the "Company") in 20 _. If you were granted an RPSR award by the Company in 2021, the date of grant of your RPSR award and the target number ofRPSRs applicable to your award are set forth in the letter from the Company announcing your RPSR award grant (your "Grant Letter") and are also reflected in the electronic stock plan award recordkeeping system ("Stock Plan System") maintained by the Company or its designee. These Terms apply only with respect to your 20 _ RPSR award. If you were granted an RPSR award, you are referred to as the "Grantee" with respect to your award. Capitalized terms are generally defined in the Plan, unless defined in Section 9 below or elsewhere defined herein. Each RPSR represents a right to receive one Share of the Company's common stock, or cash of equivalent value as provided herein, subject to vesting as provided herein. The performance period applicable to your award is January I, 20_ to December 31, 20_ 4 (the "Performance Period"). The target number ofRPSRs subject to your award is subject to adjustment as provided herein. The RPSR award is subject to all of the terms and conditions set forth in these Terms, and is forther subject to all of the terms and conditions of the Plan, as it may be amended from time to time, and any rules adopted by the Committee, as such rules are in effect from time to time. 1. Vesting; Payment of RPSRs. The RPSRs are subject to the vesting and payment provisions established ( or to be established, as the case may be) by the Committee with respect to the Performance Period. RPSRs that vest based on such provisions will be paid as provided below. No fractional shares will be issued. 1.1 Performance-Based Vesting of RPSRs. At the conclusion of the Performance Period, the Committee shall determine whether and the extent to which the applicable performance criteria have been achieved for purposes of determining earnouts and RPSR payments. Based on its determination, the Committee shall determine the percentage of target RPSRs subject to the award (if any) that have vested for the Performance Period in accordance with the earnout schedule established (or to be established, as the case may be) by the Committee with respect to the Performance Period (the "Earnout Percentage"). Any RPSRs subject to the award that are not vested as of the conclusion of the Performance Period after giving effect to the Committee's determinations under this Section 1.1 shall terminate and become null and void immediately following such determinations. 1.2 Payment of RPSRs. The number of RPS Rs payable at the conclusion of the Performance Period ("Earned RPSRs") shall be determined by multiplying the Earnout Percentage by the target number ofRPSRs subject to the award. The Earned RPSRs may be paid out in either an equivalent number of Shares of common stock, or, in the discretion of the Committee, in cash or in a combination of Shares of common stock and cash. In the event of a cash payment, the amount of the payment for each Earned RPSR to be paid in cash will equal the Fair Market Value of a Share of common stock as of the date the Committee determines the extent to which the applicable RPSR performance criteria have been achieved. RPSRs will be paid in the calendar year following the calendar year containing the last day of the Performance Period (and generally will be paid on or before March 15 of such year). 2. Early Termination of Award; Termination of Employment. 2.1 General. The RPSRs subject to the award shall terminate and become null and void prior to the conclusion of the Performance Period if and when (a) the award terminates in connection with a Change in Control pursuant to Section 5 below, or (b) except as provided below in this Section 2 and in Section 5, the Grantee ceases for any reason to be an employee of the Company or one of its subsidiaries. 2.2 Termination of Employment Due to Retirement, Death, Disability, or Layoff. The number of RPSRs subject to the award shall vest on a prorated basis as provided herein if the Grantee's